EXHIBIT 99
THE DELAWARE COUNTY BANK AND
TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
Lewis Center, Ohio
FINANCIAL STATEMENTS
December 31, 2005 and 2004

REPORT OF INDEPENDENT REGISTERD PUBLIC ACCOUNTANTS
Trustees
The Delaware County Bank and Trust Company
Employee 401(k) Retirement Plan
We have audited the accompanying statements of net assets available for benefits of The Delaware County Bank and Trust Company Employee 401(k) Retirement Plan (the Plan) as of December 31, 2005 and 2004, and the related statement of changes in net assets available for benefits for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2005 and 2004, and the changes in net assets available for benefits for the years ended December 31, 2005, and 2004, in conformity with accounting principles generally accepted in the United States of America.
Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets (held at end of year) is presented for purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.
/s/ Grant Thornton LLP
Cincinnati, Ohio
June 22, 2006

THE DELAWARE COUNTY BANK AND TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
December 31, 2005 and 2004

	2005	2004

ASSETS
Investments at fair value (Note 4)	$5,253,482	$5,143,692
Cash	0	8

Total	5,253,482	5,143,700

Receivables:
Accrued income	3,884	1,901
Employer contributions	5,474	4,914
Employee contributions	16,179	5,951

Total receivables	25,537	22,766

Net assets available for benefits	$5,279,019	$5,166,466

See accompanying notes to financial statements.

THE DELAWARE COUNTY BANK AND TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
Years ended December 31, 2005 and 2004

	2005	2004
ADDITIONS
Additions to net assets attributed to:
Investment income
Net appreciation in fair value of investments	$0	$839,021
Interest and dividend income	205,119	98,169

Total investment income	205,119	937,190

Cash contributions:
Employee	401,500	363,302
Employer	132,489	116,047

Total contributions	533,989	479,349

Total additions	739,108	1,416,539

DEDUCTIONS
Deductions from net assets attributed to:
Benefits paid directly to participants	(602,737)	(521,119)
Net depreciation in fair value of investments (Note 4)	(23,818)	0

Net increase	112,553	895,420

Net assets available for benefits
Beginning of year	5,166,466	4,271,046

End of year	$5,279,019	$5,166,466

See accompanying notes to financial statements.

THE DELAWARE COUNTY BANK AND TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2005 and 2004

NOTE 1 — DESCRIPTION OF PLAN
The following description of The Delaware County Bank and Trust Company Employee 401(k) Retirement Plan (the “Plan”) provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan’s provisions.
GENERAL: The Plan is a defined contribution plan covering all eligible employees of The Delaware County Bank and Trust Company (the “Company”). All employees who are at least 20 years of age and complete 6 months of service are eligible to be in the Plan. Each employee enters the plan on the first day of the plan quarter following completion of the eligibility requirements. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). Enough money was contributed to the plan to keep it funded in accordance with the minimum funding standards of ERISA.
CONTRIBUTIONS: Participants may make salary deferral contributions at their discretion up to and in accordance with applicable sections of the Internal Revenue Code. Participants direct the investment of their contributions into various investment options offered by the Plan. At the discretion of the Board of Directors, the Company matches the participants’ contributions up to a maximum of 6% of their annual compensation. During 2005, the Company’s matching contribution was 50% of employee contributions up to the maximum of 6% of annual compensation. In addition, the Board of Directors can provide for an additional Company contribution on a discretionary basis. In 2005 there was no additional discretionary contribution.
PARTICIPANT ACCOUNTS: Each participant’s account is credited with the participant’s own contributions, the Company’s contributions and plan earnings and losses. Allocations of the Company contributions are based on participant compensation and 401(k) contributions. Earnings and losses are allocated based on account balances. The benefit to which a participant is entitled is the benefit that can be provided from the participant’s account.
RETIREMENT, DEATH AND DISABILITY: A participant is entitled to 100% of his or her account balance upon retirement, death, or disability.
VESTING: Participants are immediately vested in their salary deferral contribution and any earnings or losses thereon. Participants vest in Company contributions and earnings or losses thereon as follows:

YEARS OF SERVICE	VESTING PERCENTAGE
Less than 1	0%
1 but less than 2	33%
2 but less than 3	66%
3 or more	100%

(Continued)

THE DELAWARE COUNTY BANK AND TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2005 and 2004

NOTE 1 — DESCRIPTION OF PLAN (Continued)
FORFEITURES: Forfeitures of terminated participants’ nonvested account balances are used to reduce employer contributions. As of December 31, 2005, there were $470 of forfeitures available to reduce future contributions.
PAYMENT OF BENEFITS: Upon termination of service with the Company, a participant will receive a lump-sum amount equal to the value of his or her account.
LOAN PROVISIONS: Participants may borrow 50% of their vested account balance up to a maximum of $50,000 minus any loan amounts repaid in the last 12 months. The minimum loan request is $1,000 and interest is payable at the then prevailing interest prime interest rate.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
BASIS OF ACCOUNTING: The financial statements of the Plan are prepared under the accrual method of accounting.
INVESTMENT VALUATION AND INCOME RECOGNITION: The Plan’s investments are stated at fair value as estimated by the Plan’s trustee. If available, quoted market prices are used to value investments. Common stock of DCB Financial Corp. (the “Corporation”) is listed on the over-the-counter bulletin board. The value of the Company’s common stock is based on the last known transaction prior to the date of each statement of net assets available for benefits. Stock price reflects inter-dealer prices, without retail mark-up, mark-down or commissions; and may not represent actual transactions.
Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.
ESTIMATES: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures, and actual results may differ from these estimates. A significant change may occur in the near term for the estimates of investment valuation.
PAYMENT OF BENEFITS: Benefits are recorded when paid.

(Continued)

THE DELAWARE COUNTY BANK AND TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2005 and 2004

NOTE 3 — PLAN TERMINATION
Although it has not expressed any intent to do so, the Company has the right under the provisions of the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants would become 100% vested in their employer contributions.
NOTE 4 — INVESTMENTS
The following table presents investments that represent 5% or more of the Plan’s net assets:

	2005	2004

INVESTMENTS AT FAIR VALUE AS DETERMINED BY QUOTED MARKET PRICE:
Automated Cash Management Fund	$943,031	$764,511
Federated Max Cap Fund	274,780	0	*
Federated Stock Trust Fund	357,290	369,570
Federated Stock and Bond Fund	318,872	305,442

INVESTMENTS AT ESTIMATED FAIR VALUE:
DCB Financial Corp common stock	2,083,094	2,428,766

*	Investment represents less then 5% of net assets at the specified date.
The Plan’s investments (including investments bought, sold, as well as held during the year) depreciated by $(23,818) as detailed below:

	2005	2004

Common stock	$(15,848)	$707,502
Mutual Funds	(7,970)	131,519

	$(23,818)	$839,021

During 2005, the Plan earned $205,119 of dividend and interest income.
NOTE 5 — PARTY-IN-INTEREST TRANSACTIONS
Parties-in-interest are defined under Department of Labor (DOL) Regulations as any fiduciary of the plan, any party rendering services to the plan, the employer, and certain others. The Delaware County Bank and Trust Company, the employer, serves as the Plan trustee and is the custodian of the Plan assets. Transactions during the year with parties-in-interest included investment in the employer’s common stock and contributions made by the employer.

At December 31, 2005, the Plan owned 73,091 shares of DCB Financial Corp common stock, valued at $28.50 per share for a total of $2,083,094. DCB Financial Corp is deemed a party in interest. At December 31, 2004, the Plan owned 85,974 shares of DCB Financial Corp common stock, value at $28.25 per share for a total of $2,428,766. Expenses incurred in the administration of the Plan are paid by the Company on behalf of the Plan.

(Continued)

THE DELAWARE COUNTY BANK AND TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2005 and 2004

NOTE 6 — TAX STATUS
The Internal Revenue Service has determined and informed the Company by letter dated November 19, 2001, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan document is in the process of being restated for recent law changes. The Plan Sponsor believes the Plan, as amended and restated, is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan is qualified and the related trust is tax-exempt.
NOTE 7 — RELATED PARTY TRANSACTIONS
During the years ended December 31, 2005, and December 31, 2004 the Plan purchased, transferred and sold or distributed to terminated participants shares of DCB Financial common stock, and received dividends on shares of DCB Financial common stock as follows:

	2005	2004
Number of shares purchased	8,918	11,880
Cost	$239,860	$284,132
Average cost per share	$26.90	$23.92

Number of shares sold or disbtributed	14,717	13,156
Proceeds	$381,525	$299,007
Average proceeds per share	$25.92	$22.73

Dividends	$39,613	$40,375

NOTE 8 — RISKS AND UNCERTAINTIES
The Plan invests in various investment securities. Investment securities are exposed to various risks such as interest rate, market, and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect participants’ account balances and the amounts reported in the statement of net assets available for benefits.

SUPPLEMENTARY INFORMATION

THE DELAWARE COUNTY BANK AND TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
SCHEDULE H, LINE 4i — SCHEDULE OF ASSETS (HELD AT END OF YEAR)
December 31, 2005

Name of plan sponsor: THE DELAWARE COUNTY BANK AND TRUST COMPANY
Employer identification number: 31-4376006
Three-digit plan number: 002

		(c)
		Description of
		Investment including
	(b)	Maturity Date, Rate of		(e)
	Identity of Issue	Interest, Collateral, Par	(d)	Current
(a)	or Borrower	or Maturity Value	Cost	Value

	Federated Funds	Federated Master Trust Fund	@	$293
		Investment in 293 shares of a
		registered investment company

	Federated Funds	Federated Auto Cash Management Fund	@	943,031
		Investment in 943,031 shares of a
		registered investment company

	Federated Funds	Federated High Yield Trust Fund	@	34,805
		Investment in 5,889 shares of a
		registered investment company

	Federated Funds	Federated Bond Fund	@	99,091
		Investment in 11,222 shares of a
		registered investment company

	Federated Funds	Federated Stock Trust Fund	@	357,290
		Investment in 11,433 shares of a
		registered investment company

	Federated Funds	Federated Equity Income Fund	@	151,840
		Investment in 8,497 shares of a
		registered investment company

	Federated Funds	Federated Equity Funds - Growth	@	243,261
		Strategy A Investment in 7,125 shares
		of a registered investment company

*	Denotes parties-in-interest to the Plan.

@	Participant-directed investment. Cost basis disclosure not required.

(Continued)

THE DELAWARE COUNTY BANK AND TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
SCHEDULE H, LINE 4i — SCHEDULE OF ASSETS (HELD AT END OF YEAR)
December 31, 2005

Name of plan sponsor: THE DELAWARE COUNTY BANK AND TRUST COMPANY
Employer identification number: 31-4376006
Three-digit plan number: 002

		(c)
		Description of
		Investment including
	(b)	Maturity Date, Rate of		(e)
	Identity of Issue	Interest Collateral, Par	(d)	Current
(a)	or Borrower	or Maturity Value	Cost	Value

	Federated Funds	Federated Kaufmann Fund	@	217,663
		Investment in 38,868 shares of a
		registered investment company

	Federated Funds	Federated Equity Fund	@	79,485
		Communications Technology Class A
		Investment in 14,665 shares of a
		registered investment company

	Federated Funds	Federated Max Cap Fund	@	274,780
		Investment in 11,120 shares of a
		registered investment company

	Federated Funds	Federated International Equity Fund	@	131,369
		Investment in 6,860 shares of a
		registered investment company

	Federated Funds	Federated Stock & Bond Fund	@	318,872
		Investment in 17,034 shares of a
		registered investment company

	T. Rowe Price	T. Rowe Price Growth Stock Fund	@	9,760
		Investment in 348 shares of a
		registered investment company

	T. Rowe Price	T. Rowe Price Mid-Cap Value Fund	@	35,585
		Investment in 1,538 shares of a
		registered investment company

*	Denotes parties-in-interest to the Plan.

@	Participant-directed investment. Cost basis disclosure not required.

(Continued)

THE DELAWARE COUNTY BANK AND TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
SCHEDULE H, LINE 4i — SCHEDULE OF ASSETS (HELD AT END OF YEAR)
December 31, 2005

Name of plan sponsor: THE DELAWARE COUNTY BANK AND TRUST COMPANY
Employer identification number: 31-4376006
Three-digit plan number: 002

		(c)
		Description of
		Investment including
	(b)	Maturity Date, Rate of		(e)
	Identity of Issue	Interest Collateral, Par	(d)	Current
(a)	or Borrower	or Maturity Value	Cost	Value
	RS Partners	Robertson Stephens	@	118,639
		Investment Trust Partners Fund
		Investment in 3,594 shares of a
		registered investment company

	American Century	American Century Strategic	@	1,906
		Conservative Advisory Fund
		Investment in 347 shares of a
		registered investment company

	American Century	American Century Strategic	@	9,531
		Moderate Advisory Fund
		Investment in 1,414 shares of a
		registered investment company

	American Century	American Century Strategic	@	1,692
		Aggressive Advisory Fund
		Investment in 215 shares of a
		registered investment company

*	DCB Financial Corp	DCB Financial Corp Common Stock	@	2,083,094
		Investment in 73,091 shares of common stock

	Participant Notes	Debt obligations of Plan participants		141,495
		with interest rates ranging from 5.0% to 8.5%

			Total	$5,253,482

*	Denotes parties-in-interest to the Plan.

@	Participant-directed investment. Cost basis disclosure not required.